EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS
We consent to the use of our report dated August 8, 2005, with respect to the financial statements of ViaSpace Technologies LLC included in the Current Report on Form 8-K/A of VIASPACE Inc.
/s/ JASPERS + HALL, PC
Jaspers + Hall, PC
Denver, Colorado
August 8, 2005